Exhibit 3.4
AMENDED AND RESTATED BYLAWS
OF
AMERICAN LOCKER GROUP INCORPORATED (the “Bylaws”)
(as of March 27, 2008)
(a Delaware Corporation)
ARTICLE I — STOCKHOLDERS
     1. Annual Meeting. An annual meeting of the stockholders (the “Stockholders”) of American Locker Group Incorporated, a Delaware Corporation (the “Corporation”), for the election of members of the board of directors (each a “Director” and collectively the “Board”) to succeed those whose terms expire and for the transaction of such other business as may properly come before the meeting, shall be held at such place, on a date in May of each year, and at such time as the Board shall each year fix.
     2. Special Meetings. Special meetings of the Stockholders, for any purpose or purposes prescribed in the notice of the meeting, may be called by the Board, the Chairman or the President of the Corporation, or at the request in writing of the Stockholders holding a majority of the entire voting capital stock of the Corporation, and shall be held at such place, on such date, and at such time as the person or persons calling the special meeting shall fix.
     3. Notice of Meetings.
          (a) Time. Notice of the place, date and time of all meetings of the Stockholders shall be given in writing or by electronic transmission, not less than five (5) nor more than sixty (60) days before the date on which the meeting is to be held, to each Stockholder entitled to vote at such meeting, except as otherwise provided herein or required by law (meaning, here and hereinafter, as required from time to time by the Delaware General Corporation Law (the “DGCL”) or the Certificate of Incorporation of the Corporation).
          (b) Adjournment. When a meeting is adjourned to another place, date or time, notice need not be given of the adjourned meeting if the place, date and time thereof are announced at the meeting at which the adjournment is taken; provided, however, that if the date of any adjourned meeting is more than thirty (30) days after the date for which the meeting was originally noticed, or if a new record date is fixed for the adjourned meeting, notice of the place, date and time of the adjourned meeting shall be given in conformity herewith. At any adjourned meeting, any business may be transacted which might have been transacted at the original meeting.
     4. Quorum.
          (a) Majority of Stockholders Constitutes Quorum. At any meeting of the Stockholders, the holders of a majority of all of the shares of the stock entitled to vote at the meeting, present in person or by proxy, shall constitute a quorum for all purposes, unless or except to the extent that the presence of a larger number may be required by law.
          (b) Lack of Quorum. If a quorum shall fail to attend any meeting, the chairman of the meeting or the holders of a majority of the shares of the stock entitled to vote who are present, in person or by proxy, may adjourn the meeting to another place, date or time.

     5. Organization. Such person as the Board may have designated or, in the absence of such a person, the President of the Corporation or, in his absence, such person as may be chosen by the holders of a majority of the shares entitled to vote who are present, in person or by proxy, shall call to order any meeting of the Stockholders and act as chairman of the meeting. In the absence of the Secretary of the Corporation, the secretary of the meeting shall be such person as the chairman of the meeting appoints.
     6. Conduct of Business. The chairman of any meeting of Stockholders shall determine the order of business and the procedure at the meeting, including such regulation of the manner of voting and the conduct of discussion as seem to the chairman in order.
     7. Proxies and Voting.
          (a) Person or Proxy. At any meeting of the Stockholders, every Stockholder entitled to vote may vote in person or by proxy authorized by an instrument in writing, if authorized by the Board, or by electronic transmission and presented in accordance with the procedure established for the meeting.
          (b) One Vote. Each Stockholder shall have one (1) vote for every share of stock entitled to vote which is registered in such Stockholder’s name on the record date for the meeting, except as otherwise provided herein or required by law. However, no proxy shall be voted on after three (3) years from its date, unless the proxy provides for a longer period, and, except where the transfer books of the Corporation have been closed or a date has been fixed as a record date for the determination of its Stockholders entitled to vote, no share of stock shall be voted on at any election for Directors which has been transferred on the books of the Corporation within twenty (20) days preceding such election of Directors.
          (c) Voice or Ballot. All voting, including on the election of Directors, but excepting where otherwise required by law, may be by a voice vote; provided, however, that upon demand therefor by a Stockholder (or a person acting as proxy for a Stockholder) entitled to vote, a stock vote shall be taken. Every stock vote shall be taken by ballot. Each ballot shall state the name of the Stockholder or proxy voting and such other information as may be required under the procedure established for the meeting. Every vote taken by ballot shall be counted by an inspector or inspectors appointed by the chairman of the meeting.
          (d) Determined by Plurality. All elections shall be determined by a plurality of the votes cast, and except as otherwise required by law, all other matters shall be determined by a majority of the votes cast.
     8. Stock List. The Corporation shall prepare, at least ten (10) days before every meeting of Stockholders, a complete list of Stockholders entitled to vote at any meeting of Stockholders, arranged in alphabetical order for each class of stock (if applicable) and showing the address of each such Stockholder and the number of shares registered in such Stockholder’s name. This list shall presumptively determine the identity of the Stockholders entitled to vote at the meeting and the number of shares held by each of them, and the Corporation shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the DGCL. The Corporation shall not be required to include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the examination of any Stockholder, for any purpose germane to the meeting for a period of at least ten (10) days prior to the meeting: (a) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting; or (b) during ordinary business hours, at the principal place of business of the Corporation. In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to Stockholders. If the meeting is to be held at a place, then the list shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any Stockholder who is present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any Stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting.
     9. Consent of Stockholders in Lieu of Meeting. Any action required to be taken at any annual or special meeting of Stockholders, or any action which may be taken at any annual or special meeting of the Stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, and shall be delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of Stockholders are recorded. Delivery to the Corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested, provided that the Board may in its discretion permit another form of delivery for consents given by electronic transmission. Every written consent shall bear the date of signature of each Stockholder who signs the consent.
ARTICLE II — BOARD OF DIRECTORS
     1. Number and Term of Office.
          (a) Number of Directors. The number of Directors who shall constitute the whole Board shall be not less than three (3) nor more than thirteen (13). A Director whose term has expired, and whose directorship has not been eliminated by a decrease in the number of Directors effective upon the expiration of the Director’s one (1) year term, shall continue in office until such Director’s successor is elected and qualified, except as otherwise provided herein or required by law. This Article II(1)(a) may be changed by an amendment which has been approved by: (i) the resolution of the Board; or (ii) the Stockholders at their annual meeting. Directors need not be Stockholders.
          (b) Increase in Directors. Whenever the authorized number of Directors is increased between annual meetings of the Stockholders, a majority of the Directors then in office may elect persons to serve in such newly-created directorships for the balance of a term and until their successors are elected and qualified. Any decrease in the authorized number of Directors shall not become effective until the expiration of the term of the Directors then in office unless, at the time of such decrease, there shall be vacancies on the Board which are being eliminated by the decrease.
     2. Resignation or Removal.
          (a) Resignation. A Director may resign at any time upon written notice to the Corporation. Such resignation shall become effective on the date that such notice of resignation is given.
          (b) Removal. Any Director may be removed either for or without cause at any annual or special meeting of stockholders by the affirmative vote of a majority in number of shares of the stockholders present in person or by proxy at such meeting and entitled to vote for the election of such Director, if notice of the intention to act upon such matters shall have been given in the notice calling such meeting.
     3. Vacancies and New Directorships. Vacancies and newly created directorships resulting from any increase in the authorized number of Directors may be filled by a majority of the Directors then in office, though less than a quorum, and the Directors so chosen shall hold office until the next annual meeting and until their successors are duly elected and shall qualify, unless sooner replaced.
     4. Regular Meetings. Regular meetings of the Board shall be held at such place or places, on such date or dates, and at such time or times as shall have been established by the Board and publicized in writing among all Directors. A separate notice of each such regular meeting shall not be required.
     5. Special Meetings. Special meetings of the Board may be called by the Chairman, President or Secretary of the Corporation, or on the written request of two (2) members of the Board, and shall be held at such place, on such date, and at such time as the person or persons calling the special meeting shall fix. Notice of the place, date, and time of each such special meeting shall be given each Director by whom it is not waived by mailing written notice not less than two (2) days before the meeting or by transmitting the same by facsimile or other means of electronic transmission not less than twenty-four (24) hours before the meeting. Unless otherwise indicated in the notice thereof, any and all business may be transacted at a special meeting.
     6. Business of the Corporation. The business of the Corporation shall be managed by its Board, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the certificate of incorporation or these Bylaws directed or required to be exercised or done by the Stockholders. At any meeting of the Board, business shall be transacted in such order and manner as the Board may from time to time determine, and all matters shall be determined by the vote of a majority of the Directors present, except as otherwise provided herein or required by law.
     7. Annual Statement. The Board shall present at such annual meeting, and at any special meeting of the Stockholders when called for by a vote of the Stockholders, a full and clear statement of the business and condition of the Corporation.
     8. Quorum. At any meeting of the Board, a majority of the total number of Directors then in office shall constitute a quorum for all purposes, and the act of a majority of the Directors present at any meeting at which there is a quorum shall be the act of the Board, except as may be otherwise specifically provided by statute or by the certificate of incorporation. If a quorum shall fail to attend any meeting, a majority of those present may adjourn the meeting to any place, date, or time, without further notice or waiver thereof.
     9. Participation in Meetings by Conference Telephone or other Communications Equipment. Members of the Board, or of any committee thereof, may participate in a meeting of such Board or committee by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear and be heard by each other, and such participation shall constitute presence in person at such meeting.
     10. Written Consent in Lieu of Meeting. Action may be taken by the Board without a meeting if all members thereof consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.
     11. Powers. The Board may, except as otherwise required by law, exercise all such powers and do all such acts and things as may be exercised or done by the Corporation.

     12. Compensation of Directors. The Directors may be paid their expenses, if any, of attendance at each meeting of the Board and may be granted compensation for attendance at each meeting of the Board and for their roles as Directors, including a fixed sum for attendance at each meeting of the Board, or a stated salary as a Director. No such compensation shall preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor. Similarly, members of special or standing committees may be paid their expenses, if any, of attendance at each committee meeting and may be granted compensation for attendance at committee meetings or in their roles as committee members.
     13. Indemnification of Officers and Directors. Every person who was or is a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person, or a person of whom such person is the legal representative, is or was a Director or officer of the Corporation or is or was serving at the request of the Corporation as a Director or officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise, whether the basis of such action, suit or proceeding is any alleged action in an official capacity as Director, officer or representative, or in any other capacity while serving as a Director, officer or representative, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the DGCL, as the same exists or may hereafter be amended, against all expenses, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith; provided, however, that the Corporation shall indemnify any such person in connection with any action, suit or proceeding (or part thereof) initiated by such person only if such action, suit or proceeding (or part thereof) was authorized by the Board. Such right shall be a contract right and shall include the right to be paid by the Corporation those expenses incurred in defending any action, suit or proceeding in advance of its final disposition upon delivery to the Corporation of an undertaking, by or on behalf of such person, to repay all amounts so advanced unless it should be determined ultimately that such person is entitled to be indemnified under this Article II(13) or otherwise. The rights conferred by this Article II(13) shall not be exclusive of any other right to indemnification or advancement of expenses which a person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, bylaw, agreement, vote of Stockholders, Directors or otherwise.
ARTICLE III — COMMITTEES
     1. Committees of the Board of Directors. The Board may from time to time, by resolution passed by a majority of the Board, designate committees of the Board, with such lawfully delegable powers and duties as it thereby confers, to serve at the pleasure of the Board and shall, for those committees and any others provided for herein, elect at least two (2) Directors to serve as the members, designating, if it desires, other Directors as alternate members who may replace any absent or disqualified member at any meeting of the committee. One (1) or more members of the Board, or any committee thereof, may participate in the meeting of the Board or committee by telecommunication.
     2. Conduct of Business. Each committee may determine the procedural rules for meeting and conducting its business and shall act in accordance therewith, except as otherwise provided herein or required by law. Adequate provision shall be made for notice to members of all meetings. Action may be taken by any committee without a meeting if all members thereof consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of the proceedings of such committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

ARTICLE IV — OFFICERS
     1. Generally. The officers of the Corporation shall be chosen by the Board and shall consist of a Chairman of the Board, a Chief Executive Officer, a President, one (1) or more Vice Presidents, a Secretary, a Treasurer and such other officers (including a Vice Chairman, one (1) or more Assistant Secretaries and one (1) or more Assistant Treasurers), as may from time to time be appointed by the Board. Officers shall be elected by the Board, which shall consider that subject at its first meeting after every annual meeting of Stockholders. Each officer shall hold office until his or her successor is elected and qualified or until his or her earlier resignation or removal. Any officer elected or appointed by the Board may be removed at any time by the affirmative vote of a majority of the Board. Any vacancy occurring in any office of the Corporation shall be filled by the Board. Any number of offices may be held by the same person. The salaries of all officers and agents of the Corporation shall be fixed by the Board.
     2. Chairman of the Board. The Board of Directors may elect a Chairman of the Board (the “Chairman”) to preside at all meetings of the Board and of the Stockholders, and to perform such other duties as the Board of Directors may from time to time assign to him. The Chairman shall be ex officio a member of all standing committees of the Corporation and shall see that all orders and resolutions of the Board are carried into effect.
     3. Vice Chairman. In the absence of the Chairman of the Board, the Vice Chairman shall perform the duties of the Chairman.
     4. Chief Executive Officer. The Chief Executive Officer shall have overall responsibility for the management and direction of the business and affairs of the Corporation and shall exercise such duties as customarily pertain to the office of Chief Executive Officer and such other duties as may be prescribed from time to time by the Board. He shall be the senior officer of the Corporation and in case of the inability or failure of the President to perform his duties, he shall perform the duties of the President. He may appoint and terminate the appointment or election of officers, agents, or employees other than those appointed or elected by the Board. The Chief Executive may sign, execute and deliver, in the name of the Corporation, powers of attorney, contracts, bonds and other obligations which implement policies established by the Board. The Chief Executive shall perform such other duties as may be prescribed from time to by the Board or these Bylaws.
     5. President. The President shall be responsible for the active direction of the daily business of the Corporation and shall exercise such duties as customarily pertain to the office of President and such other duties as may be prescribed from time to by the Board. The President may sign, execute and deliver, in the name the Corporation, powers of attorney, contracts, bonds and other obligations which implement policies established by the Board. In the absence or disability of the Chief Executive Officer, the President shall perform the duties and exercise the powers of the Chief Executive Officer. The President shall have power to sign all stock certificates, contracts and other instruments of the Corporation which are authorized (except where the signing and execution thereof shall be expressly delegated by the Board to some other officer or agent of the Corporation), and shall have general supervision and direction of all of subordinate officers, employees and agents of the Corporation.
     6. Vice Presidents. Each Vice President shall have such powers and duties as may be delegated to him or her by the Board or the President. One (1) vice president shall be designated by the Board to perform the duties and exercise the powers of the President in the event of the President’s absence or disability.

     7. Treasurer and Assistant Treasurers. The Treasurer shall have the responsibility for maintaining the financial records of the Corporation and shall have custody of all moneys and securities of the Corporation. The Treasurer shall make such disbursements of the funds of the Corporation as are authorized and shall render from time to time an account of all such transactions and of the financial condition of the Corporation. The Treasurer shall also perform such other duties as the Board or President may from time to time prescribe. If required by the Corporation, the Treasurer shall give the Corporation a bond (which shall be renewed every six (6) years) in such sum and with such surety or sureties as shall be satisfactory to the Board for the faithful performance of the duties of the office of Treasurer and for the restoration to the Corporation, in case of his death, resignation or retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation. The Assistant Treasurer, or if there be more than one (1), the Assistant Treasurers in the order determined by the Board, shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the Board or President may from time to prescribe.
     8. Secretary and Assistant Secretaries. The Secretary shall issue all authorized notices for, and shall keep minutes of, all meetings of the Stockholders and the Board. The Secretary shall have charge of the corporate books and shall perform such other duties as the Board or the President may from time to time prescribe. The Assistant Secretary, or if there be more than one (1), the Assistant Secretaries in the order determined by the Board, shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board or President may from time to prescribe.
     9. Delegation of Authority. The Board may from time to time delegate the powers or duties of any officer to any other officer or agent, notwithstanding any other provision of these Bylaws.
     10. Removal. Any officer of the Corporation may be removed at any time, with or without cause, by the Board.
     11. Action with Respect to Securities of Other Corporations. Unless otherwise directed by the Board, the President shall have power to vote and otherwise act on behalf of the Corporation, in person or by proxy, at any meeting of Stockholders of or with respect to any action of Stockholders of any other Corporation in which this Corporation may hold securities and otherwise to exercise any and all rights and powers which this Corporation may possess by reason of its ownership of securities in such other Corporation.
ARTICLE V — STOCK
     1. Certificates of Stock. Each Stockholder shall be entitled to a certificate signed by, or in the name of the Corporation by, the President or a Vice President, and by the Secretary or an Assistant Secretary, or the Treasurer or an Assistant Treasurer, certifying the number of shares owned by such Stockholder.
     2. Transfers of Stock. Transfers of stock shall be made only upon the transfer books of the Corporation kept at an office of the Corporation or by transfer agents designated to transfer shares of the stock of the Corporation. Except where a certificate is issued in accordance with Article V(4) of these Bylaws, an outstanding certificate for the number of shares involved shall be surrendered for cancellation before a new certificate is issued therefor.

     3. Record Date.
          (a) For Notice. In order that the Corporation may determine the Stockholders entitled to notice of or to vote at any meeting of Stockholders or any adjournment thereof, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which record date shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting.
          (b) For Consent. In order that the Corporation may determine the Stockholders entitled to consent to corporate action without a meeting, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which date shall not be more than sixty (60) nor less than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board.
          (c) For Exercise of Rights. In order that the Corporation may determine the Stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the Stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty (60) days prior to such action.
     4. Lost, Stolen or Destroyed Certificates. In the event of the loss, theft or destruction of any certificate of stock, another certificate of stock may be issued in its place pursuant to such regulations as the Board may establish (or in the absence of such regulations, pursuant to a resolution adopted by the Board) concerning proof of such loss, theft or destruction and concerning the giving of a satisfactory bond or bonds of indemnity.
     5. Regulations. The issue, transfer, conversion and registration of certificates of stock shall be governed by such other regulations as the Board may by resolution establish from time to time.
     ARTICLE VI — NOTICES
     1. Notices. Except as otherwise specifically provided herein or required by law, all notices required by these Bylaws to be given to any Stockholder, Director, officer, employee or agent, shall be in writing or by electronic transmission and may in every instance be effectively given by hand delivery to the recipient thereof, by depositing such notice in the mails, postage paid, by sending such notice by prepaid telegram or mailgram, by transmitting such notice by facsimile or other means of electronic transmission or by sending such notice by Federal Express or other similar private carrier providing evidence of delivery. Any such notice shall be addressed to such Stockholder, Director, officer, employee, or agent at his or her last known address as the same appears on the books of the Corporation, or in the case of notice by electronic transmission, to a number or electronic mail address at which such person has consented to receive notice. The time when such notice is received, if hand delivered, or dispatched, if delivered through the mails, by telegram or mailgram or by private carrier, shall be the time of the giving of the notice. Any notice to Stockholders given by the Corporation shall be effective if given by a form of electronic transmission consented to by the Stockholder to whom the notice is given. Any such consent shall be revocable by the Stockholder by written notice to the Corporation. Any such consent shall be deemed revoked if: (a) the Corporation is unable to deliver by electronic transmission two (2) consecutive notices given by the Corporation in accordance with such consent; and (b) such inability becomes known to the Secretary or an Assistant Secretary of the Corporation or to the transfer agent, or other person responsible for the giving of notice; provided, however, the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action. Notice given pursuant to the preceding sentence shall be deemed given: (c) if by facsimile telecommunication, when directed to a number at which the Stockholder has consented to receive notice; (d) if by electronic mail, when directed to an electronic mail address at which the Stockholder has consented to receive notice; (e) if by a posting on an electronic network together with separate notice to the Stockholder of such specific posting, upon the later of: (i) such posting; or (ii) the giving of such separate notice; and (f) if by any other form of electronic transmission, when directed to the Stockholder. An affidavit of the Secretary or an Assistant Secretary or of the transfer agent or other agent of the Corporation that the notice has been given by a form of electronic transmission shall, in the absence of fraud, be prima facie evidence of the facts stated herein.
     2. Waivers. A written waiver or waiver by electronic transmission of any notice, signed by a Stockholder, Director, officer, employee or agent, whether before or after the time of the event for which notice is to be given, shall be deemed equivalent to the notice required to be given to such Stockholder, Director, officer, employee or agent. Neither the business nor the purpose of any meeting need be specified in such a waiver.
ARTICLE VII — MISCELLANEOUS
     1. Registered Office and Agent. The registered office shall be in the City of [Wilmington, County of New Castle, State of Delaware, and CT Corporation shall be the registered agent of the Corporation.
     2. Principal Office. The principal office of the Corporation shall be at 815 South Main Street, Grapevine, Texas 76051.
     3. Other Offices. The Corporation may establish other offices, within or outside the State of Delaware, at such place or places as the Board from time to time may designate or the business of the Corporation may require.
     4. Dividends. Dividends upon the capital stock of the Corporation, subject to the provisions of the certificate of incorporation, if any, may be declared by the Board at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the certificate of incorporation. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board, from time to time, in its absolute discretion, deems proper as a reserve to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purposes as the Board deems conducive to the best interest of the Corporation, and the Board may modify or establish any such reserve in the manner in which it was created.
     5. Signatures. In addition to the provisions for use of facsimile signatures elsewhere specifically authorized in these Bylaws, facsimile signatures, or the use of portable document format (pdf), of any officer or officers of the Corporation may be used whenever and as authorized by the Board or a committee thereof.
     6. Corporate Seal. The Board shall approve and adopt a suitable seal, containing the name of the Corporation, the year of its incorporation and the words “Corporate Seal, Delaware”, which seal shall be in the charge of the Secretary. If and when so directed by the Board or a committee thereof, duplicates of the seal may be kept and used by the Secretary or Treasurer, or by an Assistant Secretary or Assistant Treasurer.
     7. Checks. All checks or demands for money and notes of the Corporation shall be signed by the Treasurer, or such officer or person as the Board may from time to time designate.
     8. Reliance upon Books, Reports and Records. Each Director, each member of any committee designated by the Board, and each officer of the Corporation shall, in the performance of his or her duties, be fully protected in relying in good faith upon the books of account or other records of the Corporation, and upon such information, opinions, reports and statements made to the Corporation by any of its officers, employees, or committees of the Board, or by any other person as to matters reasonably believed to be within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.
     9. Fiscal Year. The fiscal year of the Corporation shall begin on the first day of January of each year.
     10. Time Periods. In applying any provision of these Bylaws which requires that an act be done or not done a specified number of days prior to an event or that an act be done during a period of a specified number of days prior to an event, calendar days shall be used, the day of the doing of the act shall be excluded, and the day of the event shall be included.
     11. Amendments. These Bylaws may be amended or repealed by the affirmative vote of the Board at any regular meeting of the Board or Stockholders or at any special meeting of the Board or Stockholders if notice of such alteration or repeal be contained in the notice of such special meeting. No change of the time or place of the meeting for the election of Directors shall be made within sixty (60) days prior to the day on which such meeting is to be held, and in case of any change in such time or place, notice thereof shall be given to each Stockholder in person or by letter mailed to such Stockholder’s last known address at least twenty (20) days before such meeting is held.
     12. Business Combinations with Interested Stockholders. The Corporation shall not be governed by the provisions of Section 203 of the DGCL concerning “Business Combinations with Interested Stockholders.” Additionally, this provision of the Bylaws shall not be subject to further amendment by the Board, but may be amended only by action of the Stockholders.